                                                                    Exhibit 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------


     Employment Agreement, dated the 4th day of December, 1996 by and between Gregory Boron (the "Employee") and Boron, LePore & Associates, Inc., a Delaware corporation (the "Company").


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Employee is a senior officer of the Company; and

     WHEREAS, reference is made to that certain Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 4, 1996 pursuant to which the Company will issue shares of Convertible Participating Preferred Stock in consideration of capital contributions aggregating $12.5 million, and that certain Stock Redemption Agreement dated as of December 4, 1996 (the "Redemption Agreement") pursuant to which the Company will redeem certain of its shares of its Common Stock held by the Employee and agree to make certain deferred compensation payments to the Employee; and

     WHEREAS, the parties hereto desire to assure that the Employee's knowledge and experience will continue to be available after the above-described transactions.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.  Employment.  Subject to the provisions of Section 6, the Company hereby
         ----------
employs the Employee and the Employee accepts such employment upon the terms and conditions hereinafter set forth.

     2.  Term of Employment.  Subject to the provisions of Section 6, the term
         ------------------
of the Employee's employment pursuant to this Agreement shall commence on and as of the date hereof (the "Effective Date") and shall terminate on the third anniversary of the Effective Date; provided, however, that this Agreement shall be extended automatically for successive one-year periods ending on the relevant anniversary of Effective Date unless either party gives the other notice not less than 180 days prior to the scheduled termination date (i.e., the third anniversary of the Effective Date or any later anniversary) of his or its determination not to extend this Agreement, whereupon it shall terminate as of such anniversary date. The period during which the Employee serves as an employee of the Company in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

     3.  Duties.
         ------

         During the Term of Employment, the Employee (a) shall serve as an employee of the Company with the title and position of Executive Vice President-Administration and Chief Operating Officer, reporting to the Chief Executive Officer of the Company, (b) shall perform such duties and responsibilities on behalf of the Company and its subsidiaries (as defined in Section 10) as may be reasonably determined by the Chief Executive Officer of the Company, consistent with the general area of the Employee's experience and skills, (c) upon the request of the Board of Directors of the Company, shall serve as an officer and/or director of any of the Company's subsidiaries, and
(d) shall render all services reasonably incident to the foregoing. The Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use his best efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of his duties and responsibilities hereunder.

     4.  Salary and Bonus.
         ----------------

         (a) During the Term of Employment, the Company shall pay the Employee a salary at the annual rate of $285,000 per annum (the "Base Salary"). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company's usual practice for executive officers of the Company as in effect from time to time.

         (b) The Employee shall not receive a bonus in respect of the year ending December 31, 1996, except as contemplated by the Redemption Agreement. For each calendar year or portion thereof thereafter during the Term of Employment (including any extensions thereof) and prior to an initial public offering, the Employee shall be eligible to participate in the Company's Incentive Bonus Plan- 1997 (the "Incentive Plan") in the form attached hereto as Exhibit A, subject to the terms and conditions thereof.

     5.  Benefits.
         --------

         (a) During the Term of Employment, the Employee shall be entitled to participate in any and all medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

         (b) Notwithstanding the foregoing, during the Term of Employment the Company shall provide the Employee with or reimburse the Employee for a Company automobile, tax and financial planning and club dues on a basis that is consistent with and not less favorable in the aggregate than the Company's practice at the date hereof.

         (c) The Company shall promptly reimburse the Employee for all reasonable business expenses incurred by the Employee during the Term of Employment in accordance with the Company's practices for executive officers of the Company with a similar level of responsibility, as in effect from time to time.

         (d) During the Term of Employment, the Employee shall receive paid vacation annually in accordance with the Company's practices for executive officers, as in effect from time to time, but in any event not less than four
(4) weeks per calendar year.

         (e) Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof, except as contemplated by Sections 5(b), 5(c) and 5(d) and except as provided under the terms of the Incentive Plan.

     6.  Termination of Employment of the Employee.  Prior to the expiration of
         -----------------------------------------
the Term of Employment as provided in Section 2 hereof, this Agreement may or shall (as applicable) be terminated as follows:

         (a) At any time by the mutual consent of the Employee and the Company.

         (b) At any time for "cause" by the Company upon written notice to the Employee. For purposes of this Agreement, a termination shall be for "cause" if:

             (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries, or shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

             (ii) the Employee shall commit a breach of any of the covenants, terms or provisions hereof, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Board of Directors of the Company of written notice of the facts constituting the breach; or

             (iii) the Employee shall commit a breach of any of the covenants, terms or provisions of that certain Non-Competition Agreement of even date herewith executed by the Employee and the Company, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Company of written notice of the facts constituting the breach; or

             (iv) the Employee shall have failed to comply with written instructions from the Company's Chief Executive Officer, which are reasonable and consistent with Section 3, or shall have substantially failed to perform the Employee's duties hereunder for a period of thirty (30) days after written notice from the Company.

         Upon termination for cause as provided in this Section 6(b), (A) all obligations of the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested, it being understood that upon any such termination (1) the Employee shall not be entitled to receive any bonus or portion thereof from the Company or any of its affiliates to the extent granted in the discretion of the Company but not then paid with respect to any period during or after the Term of Employment or (2) any continuation of benefits except as may be required by law, and (B) the Company shall have any and all rights and remedies under this Agreement and applicable law.

         (c) Upon the death or upon the permanent disability (as defined below) of the Employee continuing for a period in excess of one hundred eighty
     (180) consecutive days. Upon any such termination of the Employee's employment as provided in this Section 6(c), all obligations of the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

         (d) At any time by the Employee upon forty-five (45) days' prior written notice to the Company. Upon termination by the Employee as provided in this Section 6(d), all obligations of the Company under this Agreement thereupon immediately shall terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination, it being understood that in the event of such a termination the Employee shall not be entitled to receive any bonus not then paid from the Company or any of its affiliates with respect to any period during or after the Term of Employment or any continuation of benefits except to the extent required by law.

         (e) At any time without "cause" (as defined in Section 6(b)) by the Company upon written notice to the Employee. In the event of termination of the Employee by the Company pursuant to this Section 6(e), the Company shall
     (i) continue to make Base Salary payments to the Employee from the date of termination through (a) the later of the third anniversary of the Effective Date or the first anniversary of the date on which such a termination occurs, if such termination occurs prior to the third anniversary of the Executive Date, or (b) the first anniversary of the date on which such termination occurs, if such termination occurs on or after during any extension year of the Term of Employment hereunder, in any such case in the manner contemplated by Section 4(a), and (ii) continue the benefit arrangements applicable to the Employee for as long as Base Salary payments continue, with such amounts agreed by the parties hereto to be in full satisfaction, compromise and release of any claims arising out of any termination of the Employee's employment pursuant to this Section 6(e) or
     Section 6(f), and in either case with such amounts to be contingent upon the Employee's delivery of a general release of any and all claims (other than those arising under this Agreement) upon termination of employment in a form reasonably satisfactory to the Company, it being understood that no severance benefits shall be provided unless and until the Employee determines to execute and deliver such release.

         (f) The Employee shall have the right to terminate his employment hereunder in the event of a material default by the Company in the performance of its obligations hereunder, after the Employee has given written notice to the Company specifying such default by the Company and giving the Company a reasonable time, not less than 30 days, to conform its performance to its obligations hereunder. The rights and obligations of the parties shall be as set forth in Section 6(e) in the event of any such termination.

         (g) In the event either party gives a notice of non-renewal to be effective as of the third anniversary of the Effective Date or any subsequent anniversary thereof, then all obligations of the parties hereunder shall terminate as of the end of the Term of Employment except as contemplated by Sections 6(h) and 7 hereof.

         (h) Notwithstanding termination of this Agreement as provided in this
     Section 6 or any other termination of the Employee's employment with the Company, the Employee's obligations under Section 7 hereof and in the Employee's Non-Competition Agreement of even date herewith shall survive any termination of the Employee's employment with the Company at any time and for any reason.

     7.  Confidentiality; Proprietary Rights.
         -----------------------------------

         (a) In the course of performing services hereunder, on behalf of the Company (for purposes of this Section 7 including all predecessors of the Company) and its affiliates, the Employee has had and from time to time will have access to confidential records, data, customer lists, trade secrets and other confidential information owned or used in the course of business by the Company and its affiliates (the "Confidential Information"). The Employee agrees (a) to hold the Confidential Information in strict confidence, (b) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose other than on behalf of the Company and its affiliates; provided, however, that the limitations set forth above
                    --------  -------
shall not apply to any Confidential Information which (i) is then generally known to the public; (ii) became or becomes generally known to the public through no fault of the Employee; or (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Employee's employment with the Company for any reason, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in the Employee's possession or control, shall be immediately returned to the Company or the applicable affiliate and remain in its or their possession.

         (b) The Employee recognizes that the Company and its affiliates possess a proprietary interest in all of the information described in Section 7(a) and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or his agents or affiliates in the course of the Employee's employment, including any of the foregoing which is based on or arises out of the information described in
Section 7(a), shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

         (c) The Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to him in the business of providing marketing services to and performing related activities for pharmaceutical companies and healthcare telemarketing, and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

         (d) The Employee acknowledges that the Non-Competition Agreement executed and delivered concurrently herewith is an integral part of his employment arrangements with the Company.

     8.  Specific Performance; Severability.  It is specifically understood and
         ----------------------------------
agreed that any breach of the provisions of Section 7 hereof by the Employee is likely to result in irreparable injury to the Company and/or its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of posting a bond or proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

     9.  Notices.  All notices, requests, demands and other communications
         -------
hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

     To the Company:    Boron, LePore & Associates, Inc.
                        17-17 Route 208 North
                        Fair Lawn, NJ  07410

     To the Employee:   Gregory Boron
                        c/o Boron, LePore & Associates, Inc.
                        17-17 Route 208 North
                        Fair Lawn, NJ  07410

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

     10.  Miscellaneous.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of New Jersey, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale and may not be assigned by the Employee. This Agreement, together with the concurrently executed Non-Competition Agreement supersedes and terminates all prior understandings and agreements between the parties (or their predecessors) relating to the subject matter hereof. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; a "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an "affiliate" of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.


                                  BORON, LEPORE & ASSOCIATES, INC.


                                  By:/s/ Patrick G. LePore
                                     -----------------------------
                                  Name:  Patrick G. LePore
                                  Title:  President

                                  /s/ Gregory Boron
                                  --------------------------------
                                  Gregory Boron